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                                                     EXHIBIT (p)(3)



                            THE GCG TRUST

                           CODE OF ETHICS


   WHEREAS, The GCG Trust (the "Trust") intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the
"Act"); and

   WHEREAS, Rule 17j-1 under the Act (1) contains a general anti-fraud provision with regard to trading by an affiliated person of or principal underwriter for a registered investment company in securities held or to be acquired, as defined in the Rule, by such registered investment company, and (2) requires that every registered investment company and each investment adviser of or principal underwriter for such investment company (i) adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as defined below) from engaging in any act, practice, or course of business prohibited by such Rule and (ii) use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of such code of ethics; and

   WHEREAS, Rule 17j-1 further requires that every Access Person report to such investment company, investment adviser (portfolio manager) or principal underwriter certain information with respect to such person's transactions in certain securities;

   NOW, THEREFORE, the Trust hereby adopts this as its written Code of Ethics (the "Code") in accordance with Rule 17j-1 under the Act (the "Rule"):

A. Important General Prohibitions

   The specific provisions and reporting requirements of this Code are concerned with certain investment activities of "Access Persons," as herein defined, which may benefit by, or interfere with, the purchase and sale of portfolio securities by a Series of the Trust. Both the Rule and this Code, however, prohibit any officer or trustee of the Trust as well as any affiliate of the Trust, including the Manager or any Portfolio Manager or Sub-Adviser thereof, from using information concerning the investments or investment intentions of the Trust, or from using their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust. Specifically, the Rule makes it "unlawful" and it shall be a violation of this Code for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquire" by a Series of the Trust;

   (i) to employ any device, scheme or artifice to defraud the Trust;

   (ii) to make to the Trust (or its agents or affiliates) any untrue statement of a material fact or omit to state to the Trust (or its agents or affiliates) a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

   (iii) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

   (iv)    to engage in any manipulative practice with respect to the Trust.


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B. Definitions

   1. Access Person. Any director, trustee, officer, general partner or advisory person (as defined) of the Trust, the Manager, or any Portfolio Manager or Sub-adviser thereof.

      However, a Portfolio Manager/Sub-adviser Access Person (as that term is defined in paragraph 7 of this Section B) may be excepted from the definition of "Access Person," contained herein, if the Board of Trustees of the Trust (1) has adopted the code of ethics of that Portfolio Manager or Sub-adviser for use in connection with the Series of the Trust advised by the Portfolio Manager or Sub-adviser, and (2) has appointed an officer of that Portfolio Manager or Sub-adviser as a compliance officer of the Trust, solely for monitoring, reporting on and otherwise ensuring compliance with the Portfolio Manager's or Sub-adviser's code of ethics by Portfolio Manager/Sub-adviser Access Persons who would, but for the exception contained in this paragraph of this Code, otherwise be considered access persons of the Trust. The Trust's Board may consider for adoption with respect to a Series of the Trust any such code of ethics for an individual Series of the Trust in lieu of the Trust's Code only if the code of ethics under consideration by the Trust's Board as a substitute complies with the Act and the Rules thereunder.

   2. Advisory Person. (a) Any employee of the Trust, the Manager, or any Portfolio Manager, or Sub-Adviser thereof (or of any company in a control relationship to the Trust, the Manager, or any Portfolio Manager or Sub-Adviser thereof), who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by a Series of the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relation to the Trust, the Manager, or any Portfolio Manager or Sub-Adviser thereof who obtains information concerning recommendations made to the Trust with regard to the purchases or sale of a security.

   3.   Investment Personnel.  (i)  Any employee of the Trust, the
      Manager or any Portfolio Manager, or Sub-Advisor thereof (or of any company in a control relationship to the Trust Manager, or any Portfolio Manager, or Sub-Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; or (ii) any natural person who controls the Trust or investment adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

   4. Affiliate. Any officer, director, trustee or employee of the Trust, the Manager, any Portfolio Manager, or Sub-Adviser thereof, as well as any persons whom directly or indirectly "control" their activities.

   5. Disinterested Trustee. A trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

   6.   Manager.  Directed Services, Inc.

   7. Portfolio Manager. An entity or person designated by the Trust (and/or its shareholders) as investment adviser to a Series of the Trust.

   8. Portfolio Manager/Sub-Adviser Access Person. Any director, trustee, officer, or general partner of a Portfolio Manager or Sub-Adviser, or any advisory person (as defined) of the Trust who is an access person of the Trust solely by reason of such person's position with or relationship to such Portfolio Manager or Sub-Adviser.


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   9.   Security.  Any "security" within the meaning of Section 2(a)(36)
      of the Act, except shares of registered open-end investment companies, securities issued or guaranteed by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and all other money market instruments.

   10. Sub-Adviser. An entity or person designated by the Trust (and /or its shareholders) and a Portfolio Manager as sub-investment adviser to a Series of the Trust.

B.   Scope of this Code of Ethics

   1. Beneficial Ownership. This Code applies to any security in which an Access Person has a direct or indirect beneficial ownership interest. "Beneficial ownership" by an Access Person includes ownership in an account of a spouse, minor child and relative resident in the access person's home, as well as in an account of another in which the Access Person has any interest, by reason of any contract, understanding, relationship, agreement or other arrangement substantially equivalent to that ownership.

   2.   Exempt Transactions.

      (a)  This Code shall not apply to:

         (i) Transactions in securities that are not eligible for purchase by the Trust or, with respect to Portfolio
             Manager/Sub-Adviser Access Persons, transactions in securities which are not eligible for purchase by a Series advised by the pertinent Portfolio Manager or Sub-Adviser.

        (ii) Transactions in an account over which the Access
             Person has no direct or indirect influence or control;

       (iii) Purchases or sales which are non-volitional on the part of either the Access Person or the Trust; or

        (iv) Purchases which are part of an automatic dividend reinvestment plan.

      (b) This prohibition set forth in Section D of this Code shall not apply to:

         (i) Transactions which have received the prior approval of the Trust's Compliance Officer on the basis that they involve only a remote potential for harm to the Trust or would be very unlikely to affect a highly institutional market, or clearly are not related economically to the securities to be purchased, sold or held by the Trust; or

        (ii) Purchases effected upon exercise of rights acquired from and issued by an issuer pro rata to all holders of a class of its securities, and sales of such rights so acquired.

C.   Prohibited Purchases and Sales

   No Access Person shall purchase or sell, directly or indirectly, any security (as defined in this Code) (i) in which he or she has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership and (ii) which, to his or her actual knowledge at the time of such purchase or sale, (a) is being purchased or sold by a Series of the Trust, or (b) which the Manager or a Portfolio Manager (including a Sub-Adviser) is actively considering for purchase or for sale by a Series of the Trust. This prohibition shall continue until at least 15 days after the time that the Manager or the Portfolio Manager
   (or Sub-Adviser) has decided not to recommend such purchase or sale, or, if such recommendation is made, until at least 15 days after the time that the Trust has completed, or decided not to enter into, the recommended


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   purchase or sale.  This prohibition also shall apply to any related security such as an option, warrant or security convertible into a security described in the first sentence of this paragraph. For good reason, the Compliance Officer may exempt certain Access Persons from the requirements of this section of this Code.

   In addition, no security or related security may be acquired in an initial public offering or private placement for any Investment Personnel without prior written approval from the Trust's Compliance Officer. All such request must include (1) a certification that the IPO or private placement did not arise as a result of the Investment Personnel's activities on behalf of the Trust; and (2) a certification that the security in question is not an appropriate investment for the Trust and the reason(s) why not. Approval may be withheld if the Trust might have interest in purchasing the security at any future date.

D.   Initial, Quarterly and Annual Reporting Requirements

   1. Access Persons (Other than Disinterested Trustees). Each Access Person, other than a disinterested trustee, shall file with the Trust's Compliance Officer initial, quarterly and annual reports in such form as the Compliance Officer may prescribe, setting forth every transaction in a security (as defined in this Code) in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest; provided, that an Access Person shall not be required to report with respect to a transaction by or for any account over which such person does not have any direct or indirect influence.

   2. Disinterested Trustees. A disinterest trustee of the Trust shall file with the Trust's Compliance Officer initial, quarterly and annual reports required of other Access Persons with respect to a transaction only where, at the time of the transaction the trustee knows, or in the ordinary course of fulfilling his or her official duties as trustee of the Trust should have known, that the security (as defined) is or was purchased or sold by the Trust, or such purchase or sale is or was considered by a Manger or Portfolio Manager or sub-adviser thereof for the Trust, during the 15-day period immediately preceding or following the date of the transaction by the trustee.

   3.   Form of Report.

     Quarterly Reports

     All transactions during a calendar quarter to be reported should be listed on the form attached as Schedule A, and filed within ten calendar (10) days after the end of the calendar quarter.

     Initial Holdings Report

     All securities beneficially held by an Access Person must be listed on the form attached as Schedule B, and filed within ten calendar (10) days after becoming an Access Person.

     Annual Holdings Report

     All securities beneficially held by an Access Person must be reported annually on the form attached as Schedule C, and must be current as of a date no more than 30 calendar days before the report is submitted.

     In each case above, copies of confirmation statements may be attached to an Access Person's signed report in lieu of the listing of transactions or holdings. The report may contain a statement declaring that the reporting of any such transaction or securities holdings shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership interest in the security to which the report relates.


E.   Sanctions

   No code of ethics can cover every possible circumstance, and an individual's conduct must depend ultimately upon his or her sense of fiduciary obligation to the Trust and its shareholders. Nevertheless, this Code sets forth the Trust's policy regarding conduct in those situations in which conflicts of interest are most likely to develop. Because the standards in this Code are minimal, careful adherence to the Code is essential.

   Upon discovering a material violation of this Code, the Compliance Officer of the Trust shall report to the Board of Trustees, who may impose such sanctions as it deems appropriate under the circumstances, which may include giving up any profit or other benefit realized from any transaction in violation of this Code. In addition, conduct inconsistent with this Code may result in a letter of censure or suspension or a request for termination of the employment of the violator.


F.   Administration and Construction

   (a) The administration of this Code shall be the responsibility of a person nominated by the Manager and approved by the Disinterested Trustees of the Trust as the Trust's Compliance Officer of this Code.

   (b)  The duties of such Compliance Officer will include:

      (i) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title of employment:

      (ii) Furnishing to each such Access Person a copy of this Code and informing them of their duties and obligations thereunder, including certifying receipt of the Code and recognition that he or she is subject to its terms;

      (iii) Maintaining or supervising the maintenance of all records required by this Code; including Investment Personnel pre-clearance requests and records noting responses to such requests and certifications that each Series' Sub-Advisor has adequate procedures in place to reasonably prevent violations of its codes of ethics.

      (iv) Preparing listings of all transactions effected by any Access Person, as reported on Schedules A, B, or C within fifteen (15) days of the date on which the same security was held, purchased or sold by the Trust;

      (v) Determining whether any particular securities transactions would be exempted pursuant to the provisions of Paragraph 2(b)(i) in Section C of this Code;

      (vi) Issuing either personally or with the assistance of Counsel, as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

      (vii) Conducting such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his recommendations, any apparent material violations of this Code to the Manager and to the Trustees of the Trust or any Committee appointed by them to deal with such information;

      (viii) Submitting a written quarterly report to the Board of Trustees of the Trust containing a description of any material violation and the sanction imposed; transactions which suggest the possibility of a material violation; interpretations of any exemptions found appropriate by the Trust's Compliance Officer; a brief description of and the reasons for any exemption granted in section D of this Code; and any other significant information concerning the appropriateness of this Code.

      (ix) To the extent not covered by G (b)(viii) above, no less frequently than annually, the Manager, and Portfolio Manager, or Sub-Advisor, to each Series, including the principal underwriter, as applicable, must furnish to the Trustees, and the Trustees must consider, a written report that

          1. Describes any issues arising under the Code, or in lieu of the Code, the codes of ethics of the Series' Sub-Adviser adopted by the Trustees for the Series (the "codes"), or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or of any of the codes or procedures and sanctions imposed in response to the material violations; and

          2. Certifies that the Series' Manager and each Series' Portfolio Manager or Sub-Advisers or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          3. Certifies that each Series' and each Series' Portfolio Manager or Sub-Advisor or principal underwriter, as applicable, has received and will maintain the reports required by E.3

G.   Required Records

   The Trust's Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

   (a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

   (b) A record of any material violation of any such Code of Ethics and of any action taken as a result of such violation;

   (c) A copies of Initial, Quarterly and Annual Transaction Reports, made by an Access Person as required in Section E of this Code within two (2) years from the end of the fiscal year of the Trust in which such report is made or issued and for an additional three (3) years in a place which need not be easily accessible;

   (d)  A copy of each listing prepared as required by paragraph (b)
      (iv) in Section G of this Code together with a copy of each report made by the Trust's Compliance Officer within two (2) years from the end of the fiscal year of the Trust in which such report or interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible; and

   (e) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule 17j-1 and this Code and those responsible for reviewing those reports.

J. Amendments and Modifications

   This Code may not be amended or modified except in a written form, which is specifically approved by majority vote of the Disinterested Trustees of the Trust.



                             SCHEDULE A

                            THE GCG TRUST

             QUARTERLY REPORT OF SECURITIES TRANSACTIONS

         For Calendar Quarter Ending _______________, 19___



AMOUNT AND NAME DATE    NAME OF BROKERCHECK TYPE OF ACCOUNTAPPROVED
BY:
OF SECURITY:BOUGHT  SOLD  PRICE        DEALER OR BANKPERS. IMMED. F
AM. FIDUCIARY(IF APPLICABLE)









The above is a record of every transaction in a security in which I had or by reason of which I acquired any direct or indirect beneficial ownership (as defined in the Trust's Code of Ethics).

This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported. Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.


     Date Submitted:  __________________     Signature:
______________________________

                              Name:
__________________________________
                                             (Please Print)




Note 1. If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2. Copies of confirmation statements may be attached to this signed report in lieu of the list of securities.


                             SCHEDULE B

                            THE GCG TRUST

                  INITIAL REPORT OF SECURITIES HELD

         For Calendar Quarter Ending _______________, 19___



AMOUNT AND NAME DATE    NAME OF BROKER CHECK TYPE OF ACCOUNT APPROVED
BY:
OF SECURITY:BOUGHT  SOLD  PRICE        DEALER OR BANKPERS. IMMED. F
AM. FIDUCIARY(IF APPLICABLE)















The above is a record of every transaction in a security in which I had or by reason of which I acquired any direct or indirect beneficial ownership (as defined in the Trust's Code of Ethics).

This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported. Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.


     Date:  __________________          Signature:
______________________________

                              Name:
__________________________________
                                             (Please Print)




Note 1. If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2. Copies of confirmation statements may be attached to this signed report in lieu of the list of securities.


                             SCHEDULE C

                            THE GCG TRUST

                  ANNUAL REPORT OF SECURITIES HELD

         For The Calendar Year Ending _______________, 19___



AMOUNT AND NAME DATE    NAME OF BROKERCHECK TYPE OF ACCOUNTAPPROVED
BY:
OF SECURITY:BOUGHT  SOLD  PRICE        DEALER OR BANKPERS. IMMED. F
AM. FIDUCIARY(IF APPLICABLE)















The above is a record of every transaction in a security in which I had or by reason of which I acquired any direct or indirect beneficial ownership (as defined in the Trust's Code of Ethics).

This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transactions reported. Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.


     Date:  __________________          Signature:
______________________________

                              Name:
__________________________________
                                             (Please Print)




Note 1. If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2. Copies of confirmation statements may be attached to this signed report in lieu of the list of securities.





                                                           APPENDIX A


The following persons are Access Persons of the Trust as of ____________________________, 19___.